SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 7, 1997
                                                        ------------------

                                CTG RESOURCES, INC.
   ---------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)

                                    Connecticut
   ---------------------------------------------------------------------------
                  (State or other jurisdiction of incorporation)

       1-12859                                                 06-1466463
   ---------------------------------------------------------------------------
   (Commission                                              (I.R.S. Employer
   File Number)                                            Identification No.)

   100 Columbus Boulevard, Hartford, Connecticut                         06103
   ---------------------------------------------------------------------------
   (Address of principal executive offices)                         (Zip Code)

                Registrant's telephone number, including area code

                                  (860) 727-3010
   ---------------------------------------------------------------------------

   Item 5.  Other Information
   --------------------------

   (a) Press Release

   Results of Stock Repurchase Plan
   --------------------------------

   CONTACT:  ANDREW JOHNSON  (860) 727-3123
   PRESS RELEASE


                        CTG RESOURCES, INC. ANNOUNCES FINAL
                        -----------------------------------
                         RESULTS OF STOCK REPURCHASE PLAN
                         --------------------------------


   HARTFORD, CONNECTICUT, NOVEMBER 7, 1997 -- CTG Resources, Inc. (NYSE:CTG)

   announced today the final results of the "dutch auction" tender offer by its wholly-owned subsidiary, The Energy Network, Inc. (TEN), to purchase shares of CTG Common Stock that was successfully completed on October 30, 1997. TEN has purchased 2.0 million shares that were tendered at or below

   $26 per share for a total purchase price of approximately $52 million.


   CTG announced in October that TEN would purchase up to 1.8 million, or 17.0% of its outstanding common stock, at a price not lower than $23.50 nor more than $27 per share. The lowest price that allowed the Company to acquire 1.8 million shares was $26. At the $26 price, approximately 2.1 million shares were tendered. In accordance with the terms of the tender offer and as permitted by the rules and regulations of the Securities and

   Exchange Commission, TEN has elected to purchase 2.0 million shares at a price of $26.00 per share.


   The final proration factor, as determined by the Depositary, ChaseMellon

   Investor Services LLC, is 0.922. All shares validly tendered at or below $26.00 per share multiplied by the proration factor and adjusted to avoid fractional shares have been accepted, and the balance of the shareholder s shares will be returned, except that all shares of odd lot shareholders and shareholders who would have become odd lot shareholders as a result of proration have been accepted.




                                                                        more...





   CTG Resources, Inc.
   November 7, 1997
   Page 2
   --------------------------------------------------------------------------

   Payment for the shares accepted in the tender and the return of all other shares tendered but not accepted, will occur within the next two weeks.


   Victor H. Frauenhofer, CTG s Chairman and Chief Executive Officer said that, The Company was very pleased with the outcome of the Dutch auction tender offer which provided shareholders options, accompanied by a repositioning of the dividend. It was important that the Company address a number of strategic objectives simultaneously, and the tender offer mechanism provided a favorable outcome for all parties. The revised capitalization of TEN and CTG s targeted retention of 45-50% of net income enables CTG to be responsive to the demands of a competitive environment.


   James P. Bolduc, CTG s Executive Vice President and Chief Financial Officer said, CTG Resources has taken a leadership position among local gas distribution companies by proactively restructuring the finances of the Company to prepare for competition. The Company s debt ratio will rise in the short-term, but return to more normative levels over the next several years as debt is repaid. The restructuring also addresses investor concerns over the Company s historically high dividend payout ratio. In addition, the restructuring taken was completed in a manner that recognized and rewarded many long-time, loyal shareholders of CTG and reaffirms the Company s commitment to its current shareholder base.


   --------------------------------------------------------------------------

   CTG Resources, Inc. is the holding company of Connecticut Natural Gas Corporation and The Energy Network, Inc. CTG is the largest transporter of natural gas in Connecticut and is engaged in a number of energy-related businesses under The Energy Network. CTG's home page on the Internet is

   www.ctgcorp.com.









                                         #

                                     SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             CTG RESOURCES, INC.



   Date        11/14/97                      S/  Andrew H. Johnson
        ---------------------          ---------------------------------
                                                (Andrew H. Johnson)
                                     Treasurer and Chief Accounting Officer



                                    (On behalf of the registrant and as Chief
                                       Accounting Officer)